THIRD AMENDMENT TO THE
       AMERICAN PRESIDENT COMPANIES, LTD. RETIREMENT PLAN
            (As Amended and Restated January 1, 1993)


     The American President Companies, Ltd. Retirement
Plan, as amended and restated effective January 1, 1993
(the "Plan"), is hereby further amended as follows:

Section 1.14 of the Plan is amended, effective with respect to amounts paid on and after January 1, 1997, to add the following new Subsection (E):

     (E) Any payment that he receives during such calendar year under the Company's Take Ownership Program.


     To record this Third Amendment to the Plan as set forth herein, the corporation has caused its authorized officer to execute this document this 12th day of March, 1996.


                         American President Companies, Ltd.

                         By:  Timothy J. Windle

                         Title: Assistant Secretary